As filed with the Securities and Exchange Commission on October 6, 2021

Registration No. 333-258141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TAKUNG ART CO., LTD
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-4731758
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

+852 3158 0977

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Kwok Leung Paul Li

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road,

Admiralty, Hong Kong

+852 3158 0977

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326 0199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.001 per share	571,429	$6.78	$3,874,288.62	$422.68	(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of common stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $6.78, the average of the high and low reported sales prices of the Registrant's common stock on the NYSE American on July 20, 2021.

(3)	Registration fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [●], 2021

PROSPECTUS

Takung Art Co., Ltd

571,429 Shares

of

Common Stock

This prospectus relates to the resale, from time to time, of up to 571,429 shares of our common stock, par value $0.001 per share, which may be offered and sold from time to time by a single shareholder set forth in the “Selling Shareholder” section of this prospectus. The shares of common stock that are being registered for resale pursuant to the registration statement of which this prospectus forms a part were issued by our company to the selling shareholder in a private placement of $5,000,000 at a purchase price of $8.75 per share, which closed on July 12, 2021.

The selling shareholder will receive all of the net proceeds from the sale of common stock offered hereby. The selling shareholder may resell the shares of common stock offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of these shares by the selling shareholder, but we will bear all costs, fees and expenses in connection with the registration of the shares of common stock offered by the selling shareholder. The selling shareholder will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock offered for resale through this prospectus.

The selling shareholder will determine where they may sell the shares in all cases, including, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. For information regarding the selling shareholder and the times and manner in which they may offer or sell shares of our common stock, see “Selling Shareholder” or “Plan of Distribution.”

Our common stock is listed on the NYSE American under the symbol TKAT. On October 5, 2021, the last reported sale price for our common stock on the NYSE American was $7.09 per share.

Our principal executive offices are located at Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong and our telephone number at that address is +852 3158-0977.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

The Company does not use variable interest entities in its corporate structure. The Company operates an electronic online platform for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork. This business does not appear to be within the targeted areas of concern by the Chinese government. However, because of the Company’s subsidiaries in Hong Kong and mainland China and its operations there, there is a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in Hong Kong or China through the exertion of increased control, oversight, intervention and influence of such company’s operations, its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition. If any or all of the foregoing were to occur, it could, in turn, result in a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 8 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

The date of this prospectus is [           ]

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

PROSPECTUS SUMMARY

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” Neither we nor the selling shareholder have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus or any accompanying prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that has been incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to Takung Art Co., Ltd, our subsidiaries and our consolidated entities. “China” and “the PRC” refer to the People’s Republic of China.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “US$,” “$”, “dollars” and “U.S. dollars” are to the legal currency of the United States. References to “RMB” are to the Chinese yuan, the lawful currency of China, which is also known as the “Renminbi”. References to “HK$” are to the Hong Kong dollars, the legal currency of Hong Kong.

Our reporting currency is U.S. Dollars. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of HK$ into U.S. dollars were made at HK$7.7534 and HK$7.7894 to US$1.00 and translations of Renminbi into U.S. dollars were made at RMB6.525 and RMB6.9618 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2020 and December 31, 2019, respectively. We make no representation that the HK$, Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars, HK$ or Renminbi, as the case may be, at any particular rate or at all. As of March 31, 2021, the translations of HK$ and Renminbi into U.S. dollars were made at HK$7.7744 and RMB6.5696 to US$1.00, respectively.

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References to “PRC” or “China” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau. References to “Hong Kong” are to “Hong Kong, Special Administrative Region of the People’s Republic of China”. Unless otherwise specified or required by context, references to “we,” “the Company”, “Takung”, “our” and “us” refer collectively to (i) Takung Art Co., Ltd, (ii) the subsidiaries of Takung Art Co., Ltd, Hong Kong Takung Art Company Limited (“Hong Kong Takung”), Hong Kong MQ Group Limited (“Hong Kong MQ”), a Hong Kong limited liability company and its wholly-owned PRC subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”), a wholly-owned subsidiary of Hong Kong Takung incorporated in the Tianjin Pilot Free-Trade Zone (TJFTZ) in Tianjin, China respectively.

References to Tianjin Takung’s “registered capital” is to the equity of Tianjin Takung, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

Investing in our securities involves a high degree of risk. We are a holding company incorporated in Delaware. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in Hong Kong and the People’s Republic of China, or the PRC. Our securities offered in this prospectus are securities of our Delaware holding company. We do not believe that our major business is within the targeted areas of Chinese government's recent statements and actions. However, because of the Company’s subsidiaries in Hong Kong and the PRC and its operations there, there is a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in Hong Kong and the PRC through the exertion of increased control, oversight, intervention and influence of such company’s operations, its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition. If any or all of the foregoing were to occur, it could, in turn, result in a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below, and the risk factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected, and the trading price of our securities could decline and you might lose all or part of the value of your investment.

•	There are substantial risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. See “substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” under the “Risk Factors” section.

•	There are substantial risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common stock. See “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” under the “Risk Factors” section.

•	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” under the “Risk Factors” section.

•	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

•	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

•	It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

•

Our auditor is headquartered in San Mateo, California, and is subject to inspection by The United States Public Company Accounting Oversight Board (“PCAOB”) on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company becomes located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

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Forward-Looking Statements

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

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The Company

Overview

Takung Art Co., Ltd is a holding company that, through Hong Kong Takung Art Company Limited (“Hong Kong Takung”) and Takung Cultural Development (Tianjin) Co. Ltd., Hong Kong Takung’s wholly-owned subsidiary in China (“Tianjin Takung”), operates an electronic online platform located at http://en.takungae.com/ for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork. On June 19, 2019, Takung Art Co., Ltd purchased from Ms. Ma Hiu Ngai, the Company’s shareholder, one (1) ordinary share of Hong Kong MQ Group Limited (“Hong Kong MQ”), constituting 100% of its issued and outstanding shares, for a cash consideration of HK$1.00 and therefore made Hong Kong MQ its wholly-owned subsidiary.

Through Hong Kong Takung and Tianjin Takung, we offer on-line listing and trading services that allow artists/art dealers/owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform. Our platform also makes investment in high-end and expensive artwork more accessible to ordinary people without substantial financial resources. We have deregistered Takung Art Holdings and Shanghai Takung in an effort to streamline our business operations.

We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We are headquartered in Hong Kong, Special Administrative Region, People’s Republic of China and conduct business in Hong Kong and Tianjin. Our principal executive office is located at Room 709, Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong.

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Corporate History and Structure

We were incorporated in Delaware under the name Cardigant Medical Inc. on April 17, 2009. Our initial business plan was focused on the development of novel biologic and peptide-based compounds and enhanced methods for local delivery of treatments for vascular diseases including peripheral artery disease and ischemic stroke.

Pursuant to the Stock Purchase Agreement dated as of July 31, 2014, Yong Li, an individual purchased a total of 22,185,230 (pre- Reverse Stock Split) restricted shares of common stock of the Company from a group of three former shareholders of the Company. In consideration for the shares, Mr. Li paid the sellers $399,344 in cash which came from his own capital. The sellers were Jerett A. Creed, the Company’s former Chief Executive Officer, Chief Financial Officer, director and formerly a controlling shareholder of the Company, the Creed Family Limited Partnership and Ralph Sinibaldi. The shares represented approximately 95% of the Company’s then issued and outstanding common stock. The sale was consummated on August 28, 2014. As a result of the transaction, there was a change in control of the Company.

On August 27, 2014, we entered into a Contribution Agreement with Cardigant Neurovascular. Pursuant to the Contribution Agreement, we assigned all our assets, properties, rights, title and interest used or held for use by our business, (except for certain excluded assets set forth therein) which was the treatment of atherosclerosis and plaque stabilization in both the coronary and peripheral vasculature using systemic and local delivery of large molecule therapeutics and peptide mimetics based on high density lipoprotein targets (“Cardigant Business”). In consideration for such contribution of capital, Cardigant Neurovascular agreed to assume all our liabilities raising from the Cardigant Business prior to the date of the Contribution Agreement and thereafter with regard to certain contributed contacts. We granted Cardigant Neurovascular an exclusive option for a period of 6 months to purchase the excluded assets for $1. Cardigant Neurovascular exercised this option October 20, 2014 and the excluded assets were assigned to Cardigant Neurovascular on October 20, 2014.

Also on October 20, 2014, we acquired the business of Hong Kong Takung through the acquisition of all the share capital of Hong Kong Takung under a Share Exchange Agreement dated September 23, 2014 in exchange for 209,976,000 (pre-Reverse Stock Split) newly-issued restricted shares of our common stock to the shareholders of Hong Kong Takung.

Hong Kong Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Although Hong Kong Takung was incorporated in late 2012, it did not commence business operations until late 2013.

As a result of the transfer of the excluded assets pursuant to the Contribution Agreement and the acquisition of all the issued and outstanding shares of Hong Kong Takung, we ceased the Cardigant Business and have now assumed Hong Kong Takung’s business operations.

On November 5, 2014, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware to change our name from “Cardigant Medical Inc.” to “Takung Art Co., Ltd”.

On July 28, 2015, Hong Kong Takung incorporated a wholly owned subsidiary, Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), in Shanghai Free-Trade Zone (SFTZ) in Shanghai, China, with a registered capital of $1 million. Shanghai Takung assists in Hong Kong Takung’s operations by receiving deposits from and making payments to online artwork Traders in mainland China on behalf of Hong Kong Takung. On January 27, 2016, Hong Kong Takung incorporated a wholly owned subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”) in the Tianjin Free Trade Zone (TJFTZ) in Tianjin, China with a registered capital of $1 million. Tianjin Takung provides technology development services to Hong Kong Takung and Shanghai Takung, and also carries out marketing and promotion activities in mainland China. Management has recently determined to merge the operations of Shanghai Takung with Tianjin Takung’s and deregistered Shanghai Takung in order to save costs on May 8, 2020.

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On August 10, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-25 (the “Reverse Stock Split”). Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, without any change in par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who would otherwise be entitled to receive a fractional share will be entitled to rounding up their fractional shares to the nearest whole number.

Hong Kong Takung Art Holdings Company Limited (“Takung Art Holdings”) was incorporated in Hong Kong on July 20, 2018 and operates as a holding company to operate an e-commerce platform for offering, selling and trading whole pieces of artwork instead of units of artwork. Takung Art Holdings was deregistered on April 29, 2020 due to deregistration of Art Era Internet Technology (Tianjin) Co., Ltd as discussed below.

Art Era Internet Technology (Tianjin) Co., Ltd (“Art Era”), formed in Tianjin on September 7, 2018, is a directly wholly owned subsidiary of Takung Art Holdings, and formed as a limited liability company with a registered capital of $2 million located in the Pilot Free Trade Zone in Tianjin. Art Era mainly focuses on developing our e-commerce platform for art. Art Era was deregistered on June 18, 2019 due to Company’s plan to put off the e-commerce platform development.

Hong Kong MQ Group Limited (“Hong Kong MQ”) was formed in Hong Kong on November 27, 2018 and currently has no operations. On June 19, 2019, as a result of a private transaction, one (1) share of common stock of Hong Kong MQ was transferred from Ms. Hiu Ngai Ma to the Company. The net asset of Hong Kong MQ was $nil as of the acquisition date. The consideration paid for the ownership transfer, which represent 100% of the issued and outstanding share capital of Hong Kong MQ, was $0.13 (HK$1). Hong Kong MQ became a direct wholly-owned subsidiary of the Company.

MQ (Tianjin) Enterprise Management Consulting Co., Ltd (“Tianjin MQ”) was incorporated in Tianjin, PRC on July 9, 2019 and is a directly wholly owned subsidiary of Hong Kong MQ. It was established as a limited liability company with a registered capital of $100,000 located in the Pilot Free Trade Zone in Tianjin. Tianjin MQ will focus on exploring business opportunities. Tianjin MQ was deregistered on August 10, 2020 due to the Company streamlining its operation.

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Business History of Hong Kong Takung

Hong Kong Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Its authorized capital is 20,000,000 shares. Prior to the Reverse Merger, all its 20,000,000 issued and outstanding shares, par value $0.13 (HK$1) per share, were owned by Kirin Linkage Limited (4,000,000 shares) and Loyal Heaven Limited (16,000,000 shares), both Cayman Islands companies.

Although Hong Kong Takung was incorporated in late 2012, it did not commence business operations until late 2013.

Corporate Structure

The diagram below illustrates our current corporate structure:

Cash Flows

The Company’s entities outside PRC, including the U.S. holding entity, Hong Kong Takung and Hong Kong MQ, and the entity within PRC, Tianjin Takung, operate independently in terms of cash flow. Due to the fact that the Chinese government has strict foreign exchange policies that limit the amount of capital that can be directly transmitted offshore from the PRC entities, the cash transfer between the U.S. holding entity (including its wholly-owned subsidiaries, the Hong Kong entities) and the PRC entity, Tianjin Takung is limited. Tianjin Takung has only received a one-time initial capital injection from Hong Kong Takung. Other than that, there is no other operational cash flow transferred between the holding entity and its subsidiaries across the PRC borders. The U.S. holding entity and the subsidiary entities never have any distribution of earnings such as dividend or settlement amounts owed. Each entity is taxable by the jurisdiction of its incorporation.

Permissions under Hong Kong Law and the PRC Law

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our common stock to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval from the Hong Kong and PRC authorities, including China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) and/or any other entity that is required to approve our operations other than the standard annual check with local administration bureau. This is subject to the uncertainty of different interpretation and implementation of the rules and regulations in the PRC that could be potentially adverse to us, which may take place quickly with little advance notice.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K that is incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

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Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Takung Art Co., Ltd is a holding company that, through Hong Kong Takung Art Company Limited and Takung Cultural Development (Tianjin) Co. Ltd., Hong Kong Takung’s wholly-owned subsidiary in China, operates an electronic online platform for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork. Because of the majority of our operations are in the PRC and Hong Kong, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. In addition, uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

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On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

We do not believe we are among the data processing processor as mentioned above. It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the e-commerce platform for artwork generally and Tianjin Takung in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which will be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

We believe that we are currently compliant with the regulations or policies that have been issued by the CAC to date. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

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It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Our auditor is headquartered in San Mateo, California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

 Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC and will issue audit reports related to our company in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the Holding Foreign Companies Accountable Act to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB, our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus. The Selling Shareholder will receive all of the proceeds. We will pay all costs, fees and expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the laws of the State of Delaware.

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See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

As of August 31, 2021, our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, of which 12,398,873 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the NYSE American, or any stock exchange on which our securities may be listed at such time. Unless approval of our shareholders is so required, our board of directors will not seek shareholder approval for the issuance and sale of our common stock.

DESCRIPTION OF COMMON STOCK

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders.

Holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights; and

(iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of our shareholders.

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The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on the NYSE American under the symbol “TKAT.” The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

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SELLING SHAREHOLDER

We have agreed to register 571,429 shares of our common stock which are beneficially owned by the Selling Shareholder.

On July 8, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Sabby Volatility Warrant Master Fund, Ltd. (the “Selling Shareholder”) pursuant to which we sold to the Selling Shareholder, through a private placement, an aggregate of 571,429 shares (the “Shares”) of the common stock, at a purchase price of $8.75 per share, for aggregate gross proceeds to us of $5,000,000 (the “Private Placement”). The Shares are restricted shares and cannot be resold without an effective registration statement or a valid exemption. The Private Placement closed on July 12, 2021 (the “Closing”).

On July 8, 2021, we also entered into a Registration Rights Agreement with the Selling Shareholder, pursuant to which we are required to file an initial registration statement with the SEC covering the resale of the Shares no later than 17 calendar days after the date of the closing and to use best efforts to have such registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 calendar days after the Closing in the event of a “full review” by the SEC.

The Shares are being registered to permit public secondary trading of these securities, and the Selling Shareholder may offer these shares for resale from time to time as described in “Plan of Distribution.”

The following table sets forth the name of the Selling Shareholder, the number of shares of common stock owned beneficially by the Selling Shareholder as of September 1, 2021, and the number of shares that may be offered for resale by the Selling Shareholder from time to time. These shares may also be sold by donees, pledgees, and other transferees or successors in the interest of the Selling Shareholder.

The Selling Shareholder may decide to sell all, some, or none of the shares of the common stock listed below. We currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of shares of our common stock that the Selling Shareholder will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentage of ownership is based on an aggregate of 12,398,873 shares of our Common Stock outstanding on September 1, 2021.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under This Prospectus	Number of Shares of Common Stock To Be Owned After the Termination of the Offering		Percent of Common Stock to be Owned After Completion of the Offering
Sabby Volatility Warrant Master Fund, Ltd. (2)	571,429	4.6%	571,429		(1)		(1)

(1)	Because (a) the Selling Shareholder may offer all or some of the shares of our common stock that it holds in the offering contemplated by this prospectus, (b) the offering of shares of our common stock is not being underwritten on a firm commitment basis, and (c) the Selling Shareholder could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the Selling Shareholder upon termination of the offering.

(2)	The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

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PLAN OF DISTRIBUTION

The common stock covered by this prospectus may be offered and sold from time to time by the Selling Shareholder. The term “Selling Shareholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the Selling Shareholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by the Selling Shareholder will decrease as and when they effect any such transfers. The plan of distribution for the Selling Shareholder’s shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the Selling Shareholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholder may also make sales in negotiated transactions. The Selling Shareholder may offer their shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on the NYSE American (or through the facilities of any national securities exchange or U.S. inter- dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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In connection with distributions of the shares or otherwise, the Selling Shareholder may:

●	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

●	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

●	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

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In addition to the foregoing methods, the Selling Shareholder may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The Selling Shareholder may also transfer, donate or assign its shares to lenders, family members and others and each of such persons will be deemed to be a Selling Shareholder for purposes of this prospectus. The Selling Shareholder or its successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by the Selling Shareholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling shareholders to include the pledgee, secured party or other successors in interest of the Selling Shareholder under this prospectus.

The Selling Shareholder may also sell their shares pursuant to Rule 144 under the Securities Act, provided the Selling Shareholder meets the criteria and conform to the requirements of such rule.

The Selling Shareholder may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent's commissions. Neither we, nor the Selling Shareholder, can presently estimate the amount of that compensation. If the Selling Shareholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of the selling shareholder and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The Selling Shareholder and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the Selling Shareholder, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholder, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the Selling Shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware that the Selling Shareholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its shares of our common stock.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Pryor Cashman LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2020, and for the year ended December 31, 2020, have been incorporated by reference in the registration statement in reliance on the report of WWC, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. Our consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019, have been incorporated by reference in the registration statement in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Current Reports on Form 8-K, filed with the SEC on June 1, 2021, June 2, 2021, July 13, 2021, July 22, 2021, September 15, 2021 and September 30, 2021;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 17, 2021 and August 13, 2021;

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 26, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

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Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Takung Art Co., Ltd

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road,

Admiralty, Hong Kong

+852 3158-0977

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Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov, or at our corporate website at http://www.takungart.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC registration fee	$422.68
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and miscellaneous expenses	*

Total expenses	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant may be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant may not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated certificate of incorporation and bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

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The Registrant is in the process of obtaining directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 6th day of October, 2021.

TAKUNG ART CO., LTD

By:	/s/ Kwok Leung Paul Li
Kwok Leung Paul Li
Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Kwok Leung Paul Li as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 3 to registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kwok Leung Paul Li	Chief Executive Officer	October 6, 2021
Kwok Leung Paul Li	(Principal Executive Officer)

/s/ Leung Wing Yan	Chief Financial Officer	October 6, 2021
Leung Wing Yan	(Principal Financial and Accounting Officer)

/s/ Xiaoyu Zhang	Director	October 6, 2021
Xiaoyu Zhang

/s/ Jiangping (Gary) Xiao	Director	October 6, 2021
Jiangping (Gary) Xiao

/s/ Li Lv	Director	October 6, 2021
Li Lv

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EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment of the Certificate of Incorporation (1)
3.4	Certificate of Amendment of the Certificate of Incorporation (1)
3.5	Certificate of Amendment (2)
3.6	Certificate of Amendment (3)
3.7	Certificate of Amendment (4)
4.1	Common Stock Specimen (5)
5.1	Opinion of Pryor Cashman LLP *
10.1	Securities Purchase Agreement dated July 8, 2021 (6)
10.2	Registration Rights Agreement dated July 8, 2021 (7)
23.1	Consent of Independent Registered Public Accounting Firm (Marcum Bernstein & Pinchuk LLP) *
23.2	Consent of Independent Registered Public Accounting Firm (WWC, P.C.) *
23.3	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1) *
24.1	Powers of Attorney (included on signature page)

* Filed previously

(1)	Incorporated herein by reference to the exhibits to our registration statement on Form S-1 filed with the SEC on August 16, 2011.

(2)	Incorporated herein by reference to the exhibit to our current report on Form 8-K filed with the SEC on March 7, 2013.

(3)	Incorporated herein by reference to the exhibit to our current report on Form 8-K filed with the SEC on November 6, 2014.

(4)	Incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K filed with the SEC on August 12, 2015.

(5)	Incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on July 23, 2021.

(6)	Incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K filed by the Company with the SEC on July 13, 2021.

(7)	Incorporated herein by reference to Exhibit 10.2 to our current report on Form 8-K filed by the Company with the SEC on July 13, 2021.

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